Exhibit 99.(a)(1)(E)

Forms of Reminder Emails—Dates may change if offer expiration date is extended

December 8, 2008—Two Weeks After Offer to Purchase Commences

We have just completed the second week of Pharmacopeia, Inc.’s stock option purchase offer with respect to outstanding options. The offer to purchase your options in exchange for a cash payment of $0.20 per share of Pharmacopeia common stock issuable upon exercise of each such option will expire at 11:59 p.m. Eastern Standard Time, on December 22, 2008, unless we extend the offer.  If you would like to participate in this offer, you must complete and sign the Letter of Transmittal, which was previously provided to you, and return it to Justin Vogel, Corporate Controller, either by (i) facsimile at fax number (609) 452-3672, (ii) email to jvogel@pcop.com or (iii) hand delivery or mail to Attn: Justin Vogel, Corporate Controller, Pharmacopeia, Inc., 3000 Eastpark Boulevard, Cranbury, New Jersey  08512, on or before 11:59 p.m. Eastern Standard Time on December 22, 2008, or on such later date if the offer period is extended.  Only responses that are completed, signed, and actually received by Justin Vogel, Corporate Controller, by the deadline will be accepted.

If you have questions, please direct them to Justin Vogel, Corporate Controller (by email to jvogel@pcop.com or by phone to (609) 452-3645)) or to Justin Vogel, Corporate Controller, in writing at Pharmacopeia, Inc., 3000 Eastpark Boulevard, Cranbury, New Jersey  08512.

If you do not participate in this offer and the merger is completed, (i) then you will not receive any payment or other consideration for your outstanding options in connection with the completion of the merger, (ii) if you hold options granted under the 2000 Stock Option Plan or the Amended and Restated 2004 Stock Incentive Plan, then you will continue to hold each of your outstanding options that were granted under those plans after completion of the merger, subject to the current terms and conditions of those options, except that each such option will be exercisable (or will become exercisable in accordance with its terms) for the applicable merger consideration instead of shares of Pharmacopeia common stock upon the payment of the applicable option exercise price and (iii) if you hold options granted under the 1994 Incentive Stock Plan (which we refer to as the “1994 Plan”) or the 1995 Director Option Plan (which we refer to as the “1995 Plan”), then each of your outstanding options granted under those plans that is not tendered pursuant to the offer will, pursuant to the terms of the 1994 Plan or the 1995 Plan, as the case may be, be cancelled without consideration upon the completion of the merger.

This notice does not constitute the offer to purchase your outstanding options.  The full terms of the offer are described in (i) the Offer to Purchase for Cash All Outstanding Options to Purchase Common Stock, (ii) the letter from Joseph A. Mollica, dated November 21, 2008, (iii) your personal options statement, (iv) the Letter of Transmittal and (v) the Election Withdrawal Notice.  You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

December 15, 2008—Final Week

We are entering the final week of Pharmacopeia, Inc.’s stock option purchase offer with respect to outstanding options. After today, there are only seven days left to make your election.  The offer to purchase your options in exchange for a cash payment of $0.20 per share of Pharmacopeia common stock issuable upon exercise of each such option will expire at 11:59 p.m. Eastern Standard Time, on December 22, 2008, unless we extend the offer.  If you would like to participate in this offer, you must complete and sign the Letter of Transmittal, which was previously provided to you, and return it to Justin Vogel, Corporate Controller, either by (i) facsimile at fax number (609) 452-3672, (ii) email to jvogel@pcop.com or (iii) hand delivery or mail to Attn: Justin Vogel, Corporate Controller, Pharmacopeia, Inc., 3000 Eastpark Boulevard, Cranbury, New Jersey  08512, on or before 11:59 p.m. Eastern Standard Time on December 22, 2008, or on such later date if the offer period is extended.  Only responses that are completed, signed, and actually received by Justin Vogel, Corporate Controller, by the deadline will be accepted.

If you have questions, please direct them to Justin Vogel, Corporate Controller (by email to jvogel@pcop.com or by phone to (609) 452-3645)) or to Justin Vogel, Corporate Controller, in writing at Pharmacopeia, Inc., 3000 Eastpark Boulevard, Cranbury, New Jersey  08512.

If you do not participate in this offer and the merger is completed, (i) then you will not receive any payment or other consideration for your outstanding options in connection with the completion of the merger, (ii) if you hold options granted under the 2000 Stock Option Plan or the Amended and Restated 2004 Stock Incentive Plan, then you will continue to hold each of your outstanding options that were granted under those plans after completion of the merger, subject to the current terms and conditions of those options, except that each such option will be exercisable (or will become exercisable in accordance with its terms) for the applicable merger consideration instead of shares of Pharmacopeia common stock upon the payment of the applicable option exercise price and (iii) if you hold options granted under the 1994 Incentive Stock Plan (which we refer to as the “1994 Plan”) or the 1995 Director Option Plan (which we refer to as the “1995 Plan”), then each of your outstanding options granted under those plans that is not tendered pursuant to the offer will, pursuant to the terms of the 1994 Plan or the 1995 Plan, as the case may be, be cancelled without consideration upon the completion of the merger.

This notice does not constitute the offer to purchase your outstanding options.  The full terms of the offer are described in (i) the Offer to Purchase for Cash All Outstanding Options to Purchase Common Stock, (ii) the letter from Joseph A. Mollica, dated November 21, 2008, (iii) your personal options statement, (iv) the Letter of Transmittal and (v) the Election Withdrawal Notice.  You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

December 22, 2008—Last Day (Offer Expiration Date)

Today is the last day to elect to tender your outstanding options in exchange for a cash payment as part of Pharmacopeia, Inc.’s stock option purchase offer with respect to outstanding options.  The offer to purchase your options in exchange for a cash payment of $0.20 per share of Pharmacopeia common stock issuable upon exercise of each such option will expire at 11:59 p.m. Eastern Standard Time, today, December 22, 2008, unless we extend the offer.  If you would like to participate in this offer, you must complete and sign the Letter of Transmittal, which was previously provided to you, and return it to Justin Vogel, Corporate Controller, either by (i) facsimile at fax number (609) 452-3672, (ii) email to jvogel@pcop.com or (iii) hand delivery or mail to Attn: Justin Vogel, Corporate Controller, Pharmacopeia, Inc., 3000 Eastpark Boulevard, Cranbury, New Jersey  08512, on or before 11:59 p.m. Eastern Standard Time, today, December 22, 2008, or on such later date if the offer period is extended.  Only responses that are completed, signed, and actually received by Justin Vogel, Corporate Controller, by the deadline will be accepted.

If you have questions, please direct them to Justin Vogel, Corporate Controller (by email to jvogel@pcop.com or by phone to (609) 452-3645)) or to Justin Vogel, Corporate Controller, in writing at Pharmacopeia, Inc., 3000 Eastpark Boulevard, Cranbury, New Jersey  08512.

If you do not participate in this offer and the merger is completed, (i) then you will not receive any payment or other consideration for your outstanding options in connection with the completion of the merger, (ii) if you hold options granted under the 2000 Stock Option Plan or the Amended and Restated 2004 Stock Incentive Plan, then you will continue to hold each of your outstanding options that were granted under those plans after completion of the merger, subject to the current terms and conditions of those options, except that each such option will be exercisable (or will become exercisable in accordance with its terms) for the applicable merger consideration instead of shares of Pharmacopeia common stock upon the payment of the applicable option exercise price and (iii) if you hold options granted under the 1994 Incentive Stock Plan (which we refer to as the “1994 Plan”) or the 1995 Director Option Plan (which we refer to as the “1995 Plan”), then each of your outstanding options granted under those plans that is not tendered pursuant to the offer will, pursuant to the terms of the 1994 Plan or the 1995 Plan, as the case may be, be cancelled without consideration upon the completion of the merger.

This notice does not constitute the offer to purchase your outstanding options.  The full terms of the offer are described in (i) the Offer to Purchase for Cash All Outstanding Options to Purchase Common Stock, (ii) the letter from Joseph A. Mollica, dated November 21, 2008, (iii) your personal options statement, (iv) the Letter of Transmittal and (v) the Election Withdrawal Notice.  You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.